UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2010

MEDIFAST, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23016	13-3714405
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Ident. No.)

11445 Cronhill Drive, Owing Mills, Maryland	21117
(Address of principal executive offices)	(Zip Code)

                Registrant's telephone number, including area code (410)-581-8042

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes In Registrant's Certifying Accountant.

Since Congress instituted the Sarbanes Oxley provisions for public companies, the number of accounting firms who audit public companies has significantly declined. Due to the consolidation and mergers of Accounting Firms who are qualified to audit public companies, smaller regional accounting firms like Bagell, Josephs, Levine and Company LLP now have merged into larger, more diversified regional firms like Friedman, LLP.  Medifast, Inc. upon being notified of  this merger in late December, just prior to the annual inventory, continued with the surviving accounting firm entity to complete its 2009 Audited Financial Statements.

 The Medifast Audit Committee conducted a complete review of the audit, tax and Sarbanes Oxley compliance needs of Medifast, Inc. which has experienced significant growth in revenues, profits and taxes.  The Chairman of the Audit Committee, Mr. Charles Connolly, after significant deliberations and review, has announced that as of April 15, 2010, Medifast Inc. (NYSE-MED) has engaged the firm of McGladrey & Pullen, LLP/RSM McGladrey of Baltimore MD to perform audit and tax services for Medifast, Inc.  The Committee determined that RSM McGladrey has extensive resources and experience with public companies on a national and regional basis to better serve Medifast.  This represents the first time Medifast, Inc. (NYSE-MED) has elected to change auditors since 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

Dated: April 16, 2010

/s/ Michael S. McDevitt
Michael S. McDevitt
Chief Executive Officer